SUB-ITEM 77Q3

AIM Mid Cap Basic Value Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending: 6/30/2009
File number: 811- 1540
Series No.:  31

74U.  1 Number of shares outstanding (000's omitted)
        Class A                                  8,929
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                  2,026
        Class C                                  1,695
        Class R                                    215
        Class Y                                    581
        Institutional Class                      3,420

74V.  1  Net asset value per share (to nearest cent)
        Class A                                  $7.59
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                  $7.09
        Class C                                  $7.10
        Class R                                  $7.50
        Class Y                                  $7.60
        Institutional Class                      $7.86